Foundation Building Materials Provides Preliminary Update Regarding Its Tax Receivable Agreement
Tustin, California, January 4, 2018 - Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty distributors of wallboard, suspended ceiling systems and mechanical insulation in North America, today is providing preliminary estimates regarding its Tax Receivable Agreement (the “TRA”) with its controlling shareholder due to the passage of recent tax legislation.
On December 22, 2017, President Trump signed the Tax Cut and Jobs Act of 2017 (the “Act”). The Act reduced the maximum federal corporate income tax rate from 35% to 21%, effective January 1, 2018. The passage of this legislation is expected to significantly reduce the Company’s liability under the TRA. In the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the Company disclosed that its undiscounted liability as of September 30, 2017 under the TRA was $203.8 million. Due to the decrease in the federal corporate income tax rate, the Company now expects that as of December 31, 2017, the undiscounted liability of the TRA will be between $130.0 million and $145.0 million, and the discounted present value of the TRA will be between $85.0 million and $100.0 million.
The decrease in the undiscounted value of the TRA will be recorded in the consolidated statement of operations for the year ended December 31, 2017, and we estimate earnings per share for the fourth quarter to be positively impacted by a range of $1.37 to $1.72 due to this adjustment.
The Company is currently evaluating the overall impact of the Act on other items, including but not limited to, its deferred tax assets and overall effective tax rate, and will provide an update in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The impact of the Act may differ from this estimate, possibly materially, due to, among other things, changes in interpretation and assumptions the Company has made, regulatory guidance that may be issued, and actions the Company may take because of the Act.
Further information regarding the TRA can be found in the Company’s filings with the SEC, which can be found in the investor relations section of our website (www.fbmsales.com) or the SEC’s web portal at www.sec.gov.
About Foundation Building Materials
Foundation Building Materials is a specialty distributor of wallboard, suspended ceiling systems, and mechanical insulation throughout the U.S. and Canada. Based in Tustin, California, the Company employs more than 3,500 people and operates more than 220 branches across the U.S. and Canada.
Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information
Investor Relations:
Foundation Building Materials
John Moten
VP Investor Relations
657-900-3213
john.moten@fbmsales.com

or

Media Relations
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

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